ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.
REAL ESTATE INVESTMENT PORTFOLIO

FORMER POLICIES
CURRENT POLICIES

Investment Objective:
Fundamental:
The Portfolio's investment objective is to seek a total return on its assets from long-term growth of capital and from income principally through investing in a portfolio of equity securities of companies that are primarily engaged in or related to the real estate industry. Non-fundamental:
The Portfolio's investment objective is total return from long-term growth of capital and income.

Fundamental Investment Policies:
The Portfolio may not, with respect to 75% of its total assets, have such assets represented by other than: (a) cash and cash items, (b) U.S. Government Securities, or (c) securities of any one issuer
(other than the U.S. Government and its agencies or instrumentalities) not greater in value than 5% of the Portfolio's total assets, and not more than 10% of the outstanding voting securities of such issuer.
The Portfolio is diversified.
The Portfolio may not purchase the securities of any one issuer, other than the U.S. Government and its agencies or instrumentalities, if as a result (a) the value of the holdings of the Portfolio in the securities of such issuer exceeds 25% of its total assets, or (b) the Portfolio owns more than 25% of the outstanding securities of any one class of securities of such issuer.
Policy eliminated.  See above.
The Portfolio may not invest 25% or more of its total assets in the securities of issuers conducting their principal business activities in any one industry, other than the real estate industry, in which the Portfolio will invest at least 25% or more of its total assets, except that this restriction does not apply to U.S. Government Securities.
The Portfolio may not concentrate investments in an industry, as concentration may be defined under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
The Portfolio may not purchase or sell real estate, except that it may purchase and sell securities of companies which deal in real estate or interests therein, including Real Estate Equity Securities. The Portfolio may not purchase or sell real estate except that it may dispose of real estate acquired as a result of the ownership of securities or other instruments. This restriction does not prohibit the Portfolio from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.
The Portfolio may not borrow money except for temporary or emergency purposes or to meet redemption requests, in an amount not exceeding
5% of the value of its total assets at the time the borrowing is made.



Related non-fundamental policy:
Under the 1940 Act, the Portfolio is not permitted to borrow unless immediately after such borrowing there is "asset coverage," as that term is defined and used in the 1940 Act, of at least 300% for all borrowings of the Portfolio. In addition, under the 1940 Act, in the event asset coverage falls below 300%, a Portfolio must within three days reduce the amount of its borrowing to such an extent that the asset coverage of its borrowings is at least 300%.
The Portfolio may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder
(as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps are not deemed to involve the issuance of a senior security.

Related non-fundamental policy eliminated.
The Portfolio may not issue any senior security within the meaning of the 1940 Act except that the Portfolio may lend portfolio securities in accordance with applicable law.
Policy eliminated.  See above.
The Portfolio may not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure permitted borrowings.
Policy eliminated.
The Portfolio may not make loans except through (a) the purchase or debt obligations in accordance with its investment objectives and policies; (b) the lending of portfolio securities; or (c) the use of repurchase agreements.
The Portfolio may not make loans except through (i) the purchase of debt obligations in accordance with its investment objectives and policies; (ii) the lending of portfolio securities; (iii) the use of repurchase agreements; or (iv) the making of loans to affiliated funds as permitted under the 1940 Act, the rules and regulations thereunder (as such statutes, rule or regulations may be amended from time to time), or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio may not participate on a joint or joint and several basis in any securities trading account.
Policy eliminated.
The Portfolio may not invest in companies for the purpose of exercising control.
Policy eliminated.
The Portfolio may not make short sales of securities or maintain a short position, unless at all times when a short position is open not more than 25% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time. Policy eliminated.
The Portfolio may not purchase or sell commodities or commodity contracts including futures contracts.
The Portfolio may not purchase or sell commodities regulated by the Commodity Futures Trading Commission under the Commodity Exchange Act or commodities contracts except for futures contracts and options on futures contracts.
The Portfolio may not invest in interests in oil, gas, or other mineral exploration or development programs.
Policy eliminated.
The Portfolio may not purchase securities on margin, except for such short-term credits as may be necessary for the clearance of transactions Fundamental policy eliminated.

New non-fundamental policy:
The Portfolio may not purchase securities on margin, except (i) as otherwise provided under rules adopted by the SEC under the 1940 Act or by guidance regarding the 1940 Act, or interpretations thereof, and
(ii) that the Portfolio may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Portfolio may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

Non-fundamental Investment Policies:
The Portfolio may invest up to 20% of its net assets in (a) securities that directly or indirectly represent participations in, or are collateralized by and payable from, mortgage loans secured by real property ("mortgage-backed securities", such as mortgage pass-through certificates, real estate mortgage investment conduit ("REMIC") certificates and CMOs and (b) short-term investments.
The Portfolio may invest in (a) securities that directly or indirectly represent participations in, or are collateralized by and payable from, mortgage loans secured by real property ("mortgage-backed securities", such as mortgage pass-through certificates, real estate mortgage investment conduit ("REMIC") certificates and CMOs and (b) short-term investments.
The Portfolio will limit its investments in standby commitments so that the aggregate purchase price of the securities subject to the commitments does not exceed 20% of its assets.
The Portfolio may invest in standby commitments.
The Portfolio may invest up to 10% of its net assets in rights or warrants. The Portfolio may invest in rights or warrants.
The Portfolio may invest up to 15% of its net assets in convertible securities of companies whose common stocks are eligible for purchase by the Portfolio.
The Portfolio may invest in convertible securities of companies whose common stocks are eligible for purchase by the Portfolio.
The Portfolio may enter into forward commitments for up to 30% of its total assets.
The Portfolio may enter into forward commitments.
The Portfolio may make short sales of securities or maintain a short position provided that not more than 25% of the Portfolio's net assets are held as collateral for such sales.
The Portfolio may make short sales of securities or maintain short positions. The Portfolio may invest up to 15% of its net assets in illiquid securities. The Portfolio will limit its investment in illiquid securities to no more than 15% of net assets or such other amount permitted by guidance regarding the 1940 Act.
The Portfolio may make loans of portfolio securities of up to 25% of its total assets.
The Portfolio may lend portfolio securities to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio may enter into repurchase agreements of up to seven days' duration.
The Portfolio may enter into repurchase agreements.
Under the 1940 Act, the Portfolio may invest not more than 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act each Portfolio may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of each Portfolio's total assets may be invested in the securities of any investment company.
The Portfolio may invest in the securities of other investment companies, including exchange-traded funds, to the extent permitted under the 1940
Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

SK 00250 0073 695897